SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

[ X ] Filed by the registrant

[   ] Filed by a party other than the registrant


Check the appropriate box:

[   ] Preliminary Proxy Statement

[   ] Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2))

[   ] Definitive Proxy Statement

[   ] Definitive Additional Materials

[   ] Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12


                      COASTAL FINANCIAL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                  -------------------------------------
                          COASTAL FINANCIAL CORPORATION

                                December 20, 1999



Dear Shareholder:

         You are cordially invited to attend the 2000 Annual Meeting of Shareholders of Coastal Financial Corporation to be held at the Myrtle Beach Martinique, 7100 N. Ocean Boulevard, Myrtle Beach, South Carolina, on Monday, January 24, 2000, at 2:00 p.m., Eastern Standard Time.

         The attached Notice of Annual Meeting of Shareholders and Proxy Statement describe the formal business to be transacted at the meeting. During the meeting, we will also report on the operations of the Corporation. Directors and Officers of the Corporation, as well as a representative of KPMG LLP, the Corporation's independent auditors, will be present to respond to any questions Shareholders may have.

         To ensure proper representation of your shares at the meeting, please fill in, sign, date and return the enclosed proxy card in the enclosed postage-prepaid envelope as soon as possible, even if you currently plan to attend the meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the meeting.

                                                     Sincerely,



                                                     /s/Michael C. Gerald
                                                     --------------------
                                                     Michael C. Gerald
                                                     President and
                                                     Chief Executive Officer

                          COASTAL FINANCIAL CORPORATION
                                 2619 Oak Street
                     Myrtle Beach, South Carolina 29577-3129
                                 (843) 448-5151


--------------------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON JANUARY 24, 2000
--------------------------------------------------------------------------------


          NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders ("Meeting") of Coastal Financial Corporation ("Corporation") will be held at the Myrtle Beach Martinique, 7100 N. Ocean Boulevard, Myrtle Beach, South Carolina, on Monday, January 24, 2000, at 2:00 p.m., Eastern Standard Time.

         A Proxy Card and a Proxy Statement for the Meeting are enclosed.

         The Meeting is for the purpose of considering and acting upon:

                 1.        The election of three directors of the Corporation;

                 2. The ratification of the Coastal Financial Corporation 2000 Stock Option Plan; and

                 3. Such other matters as may properly come before the Meeting or any adjournments thereof.

          NOTE: The Board of Directors is not aware of any other business to come before the Meeting.

          Any action may be taken on the foregoing proposal at the Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Meeting may be adjourned. Pursuant to the Bylaws, the Board of Directors has fixed the close of business on November 30, 1999 as the record date for the determination of the Shareholders entitled to notice of and to vote at the Meeting and any adjournments thereof.

          You are requested to fill in, sign and date the enclosed form of Proxy which is solicited by the Board of Directors and to mail it promptly in the enclosed envelope. The Proxy will not be used if you attend the Meeting and vote in person.

                                              BY ORDER OF THE BOARD OF DIRECTORS


                                              /s/SUSAN J. COOKE
                                              -----------------
                                              Michael C. Gerald
                                              SECRETARY

Myrtle Beach, South Carolina
December 20, 1999

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE CORPORATION THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO INSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

--------------------------------------------------------------------------------
                                 PROXY STATEMENT
                                       OF
                          COASTAL FINANCIAL CORPORATION
                                 2619 Oak Street
                     Myrtle Beach, South Carolina 29577-3129
                                 (843) 448-5151

--------------------------------------------------------------------------------

                         ANNUAL MEETING OF SHAREHOLDERS
                                January 24, 2000

--------------------------------------------------------------------------------
         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Coastal Financial Corporation ("Coastal Financial" or the "Corporation") to be used at the Annual Meeting of Shareholders of the Corporation ("Meeting"). The Meeting will be held at the Myrtle Beach Martinique, 7100 N. Ocean Boulevard, Myrtle Beach, South Carolina, on Monday, January 24, 2000, at 2:00 p.m., Eastern Standard Time. The accompanying Notice of Annual Meeting of Shareholders and this Proxy Statement are being first mailed to Shareholders on or about December 20, 1999.

--------------------------------------------------------------------------------
                              REVOCATION OF PROXIES
--------------------------------------------------------------------------------

         Shareholders who execute proxies retain the right to revoke them at any time. Unless so revoked, the shares represented by such proxies will be voted at the Meeting and all adjournments thereof. Proxies may be revoked by written notice delivered in person or mailed to the Secretary of the Corporation at 2619 Oak Street, Myrtle Beach, South Carolina 29577-3129, or by filing a later dated proxy prior to a vote being taken on the proposals at the Meeting. A proxy will not be voted if a Shareholder attends the Meeting and votes in person. Proxies solicited by the Board of Directors of Coastal Financial will be voted in accordance with the directions given therein. Where no instructions are indicated, properly executed and dated proxies will be voted in favor of the nominees for directors set forth herein and in favor of the Coastal Financial Corporation 2000 Stock Option Plan.

--------------------------------------------------------------------------------
                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
--------------------------------------------------------------------------------

         Shareholders of record as of the close of business on November 30, 1999, are entitled to one vote for each share of common stock ("Common Stock") of the Corporation then held. As of November 30, 1999, the Corporation had 6,433,193 shares of Common Stock issued and outstanding.

         The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Meeting. The three directors to be elected at the Meeting will be elected by a plurality of the votes cast by the shareholders present in person or by proxy and entitled to vote. Shareholders are not permitted to cumulate their votes for the election of Directors. Votes may be cast for or withheld from each nominee. Votes that are withheld will have no effect on the outcome of the election because directors will be elected by a plurality of votes cast. In voting on the ratification of the Coastal Financial Corporation 2000 Stock Option Plan, Shareholders may vote in favor of the proposal, vote against the proposal or abstain from voting. This matter will be decided by the affirmative vote of a majority of the votes cast at the Meeting. Therefore, abstentions and broker non-votes will have no effect on the voting.

         Persons and groups who beneficially own in excess of 5% of the Corporation's Common Stock are required to file certain reports with the Securities and Exchange Commission ("SEC") regarding such ownership pursuant to the Securities and Exchange Act of 1934, as amended ("1934 Act"). Based upon such reports, the following table sets forth, as of November 30, 1999, certain information as to those persons who were beneficial owners of more than 5% of the outstanding shares of Common Stock. Management knows of no persons other than those set forth below who owned more than 5% of the outstanding shares of Common Stock beneficially owned by each director of the Corporation, the "named executive officers" of the Corporation, and all executive officers and directors of the Corporation as a group.

                                               Amount and Nature           Percent of
                                                 of Beneficial            Common Stock
Beneficial Owner                                 Ownership (1)           Outstanding (2)
----------------                                 -------------           ---------------
Beneficial Owners of More Than 5%
(Excluding Directors of the Corporation)

Sea Mist Associates Corporation                        345,579  (3)             5.37

Named Executive Officers (4)

Michael C. Gerald, President, Chief
  Executive Officer and Director                       175,723                  2.73
Jimmy R. Graham, Executive Vice President               97,706                  1.52
Jerry L. Rexroad, Executive Vice President
  and Chief Financial Officer                           68,790  (5)             1.06
Steven J. Sherry, Executive Vice President               2,409                  0.04
Phillip G. Stalvey, Executive Vice President            61,935                  0.96

Directors of the Corporation
(Excluding Named Executive Officers)

G. David Bishop                                         178,052  (6)            2.76
James T. Clemmons                                       158,811  (7)            2.47
James H. Dusenbury                                       47,924                 0.74
James C. Benton                                         278,302  (8)            4.32
James P. Creel                                          341,367  (9)            5.30
Frank A. Thompson, II                                       950                 0.01

All Executive Officers and
Directors as a
Group (11 persons)                                    1,411,969  (10)           21.94

--------------------------
(1) Under Pursuant to Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of the Corporation's Common Stock if he or she has voting and/or investment power with respect to such security or has a right to acquire, through the exercise of outstanding options or otherwise, beneficial ownership at any time within 60 days from November 30, 1999. The table includes certain shares owned by spouses, other immediate family members in trust, shares held in retirement accounts or funds for the benefit of the named individuals, and other forms of ownership, over which shares the named persons possess voting and/or investment power. Shares do not include 5% stock dividend declared on November 10, 1999, record date of December 1, 1999, and payable December 15, 1999.

(2) Based on 6,433,193 shares of Common Stock of the Company outstanding and entitled to vote at the Meeting, plus the number of shares that may be acquired within 60 days by each individual (or group of individuals) by exercising options.
(3)  Includes 2,773 shares owned by Neil Ammons, owner.

(4) Under SEC regulation, the term "named executive officer" is defined to include the chief executive officer regardless of compensation level, and the four most highly compensated executive officers, other than the chief executive officer, whose total annual salary and bonus for the last completed fiscal year exceeded $100,000
(5) Includes 8,591 shares owned by Jerry L. Rexroad; 1,521 shares owned by Jerry L. Rexroad - IRA; 86 shares owned jointly by Jerry L. Rexroad & Robin
     E. Rexroad, 9,151 shares owned by Robin E. Rexroad; 125 shares in the Coastal Financial Corporation's 401-K Plan for Jerry L. Rexroad and 49,316 incentive stock options exercisable within 60 days of November 30, 1999.
(6) Includes 18,061 shares owned by G. David Bishop; 104,718 shares for Bishop Investment Company; 48,749 shares owned by Mary Ann Bishop and 6,524 non-incentive stock options exercisable within 60 days of November 30, 1999.
(7)  Includes 96,036 shares owned by J.T. Clemmons; 57,784 shares owned by Helen
     W. Clemmons; and 4,991 non-incentive stock options exercisable within 60 days of November 30, 1999.
(8) Includes 254,166 shares owned by RCEE, Inc. of which Mr. Benton is President; 17,591 shares owned by Mr. Benton; 21 shares owned by Emma Ann Lawton Benton and 6,524 non-incentive stock options exercisable with 60 days of November 30, 1999.
(9) Includes 251,505 shares owned by Creel Outdoor Advertising, Inc.; 52,853 shares owned by Creel Outdoor Advertising, Inc. Profit Sharing Plan; 2,914 owned jointly by Carolyn W. Creel & James P. Creel, Jr. & Alicia Creel Bame, 392 shares owned jointly by Carolyn W. Creel & C. Alicia Creel, 392 shares owned jointly by Carolyn W. Creel & James P. Creel, 12,987 shares owned by Carolyn W. Creel; 4,677 shares owned by Sun Graphics, Inc., Carolyn W. Creel, President; 289 shares owned jointly by Alicia Creel Bame & Carolyn W. Creel, 6,613 shares owned by James P. Creel and 8,745 non-incentive stock options exercisable within 60 days of November 30, 1999.
(10) Includes 188,886 shares subject to stock options exercisable within 60 days from November 30, 1999, (Mr. Gerald 47,774 shares; Mr. Graham 27,117 shares; Mr. Rexroad 49,316 shares; Mr. Stalvey 27,650 shares; Mr. Sherry 1,500 shares; Mr. Bishop 6,524 shares; Mr. Clemmons 4,991 shares; Mr. Benton 6,524 shares; Mr. Creel 8,745 shares; Mr. Dusenbury 8,745 shares).

--------------------------------------------------------------------------------
                       PROPOSAL 1 - ELECTION OF DIRECTORS
--------------------------------------------------------------------------------

         The Corporation's Board of Directors is composed of seven members. The Board of Directors of Coastal Federal Savings Bank ("Coastal Federal" or the "Bank"), the Corporation's wholly owned subsidiary, also has the same seven members.

         The Corporation's Certificate of Incorporation provides that directors are to be elected for terms of three years with approximately one-third elected annually. Three directors will be elected at the Meeting to serve for a three-year period, or until their respective successors have been elected and qualified. The Nominating Committee has nominated for election as directors, G. David Bishop, J. T. Clemmons and Frank A. Thompson, II, each to serve for a three-year term. Mr. Bishop and Mr. Clemmons are currently members of the Board. Mr. Thompson was appointed to the Board of Directors in November 1999 to replace Samuel A. Smart who died on November 8, 1999.

         If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend or the Board of Directors may amend the Bylaws and reduce the size of the Board. At this time, the Board knows of no reason why any nominee might be unavailable to serve.

       The Board of Directors recommends a vote "FOR" all of the nominees for directors of the Corporation.

         The following table sets forth certain information regarding the nominees for election as directors and the directors who will continue in office after the Meeting. There are no family relationships among or between the directors listed below. Year First Elected Year

                                                                  Year First Elected            Year
                                        Principal                     or Appointed             Term
       Name               Age          Occupation                       Director              Expires
                          (1)              (2)                             (3)                  (4)
       ----               ---          -----------                 ------------------         -------
                                       Board Nominees
                                       --------------
G. David Bishop           46   CEO-WCI Management Group, Inc.              1991                 2003
                               Real Estate Development

James T. Clemmons         60   Retired/President - Coastal Federal         1979                 2003

Frank A. Thompson, II     42   President - Peoples Underwriters, Inc       1999                 2003
                               Insurance

                                  Directors Continuing in Office
                                  ------------------------------
James C. Benton           67   President - C. L. Benton & Sons, Inc.       1979                 2002
                               Heavy Grading, Hauling, Pile Driving
                               Construction Company

James P. Creel            60   President - Creel Corporation               1990                 2002
                               Operational Management Company
                               in the accommodations and golf industry

James H. Dusenbury        64   Attorney - Dusenbury Law Firm               1996                 2001

Michael C. Gerald         50   President and Chief Executive Officer       1986                 2001

----------
   (1) As of September 30, 1999.
   (2) The listed individuals have held these occupations or positions for at least the last five years.
   (3) Assuming re-election at the Meeting for Mr. Bishop and Mr. Clemmons and election for Mr. Thompson.

--------------------------------------------------------------------------------
                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
--------------------------------------------------------------------------------

         The Board of Directors of the Corporation conducts its business through meetings of the Board and through its committees. During the fiscal year ended September 30, 1999, the Board of Directors of the Corporation held twelve meetings. Coastal Federal has its own Board of Directors which conducts its business through its own committees. During the fiscal year ended September 30, 1999, the Board of Directors for Coastal Federal held thirty-five meetings. No director of the Corporation or Coastal Federal attended fewer than 75% of the total meetings of the Board and committee meetings on which such Board member served during this period for either the Corporation or Coastal Federal.

         Presently, Coastal Financial's Board of Directors has three standing committees: Executive, Audit, and Compensation and Benefits Committee. The following describes the duties, responsibilities and current membership of these committees.

         The Corporation's Executive Committee meets when called by management and is empowered to act for the Board of Directors between regular Board meetings. The Executive Committee met four times in 1999. Its current members are Messrs. Benton, Clemmons (Chairman), Creel, and Gerald.

         The Corporation's Audit Committee has the primary function of evaluating audit and compliance performance, handling relations with the Corporation's independent auditors and establishing policies and procedures relating to internal auditing functions and controls. Directors Dusenbury, Chairman, Springs and Creel serve on the committee with Directors Benton and Bishop as alternates.

The Corporation's Audit Committee met one time during the 1999 fiscal year and the Bank's Audit Committee met four times during the 1999 fiscal year.

         The Corporation's Compensation and Benefits Committee meets as called by management to review personnel policies and salary and benefit programs. During 1999 the Compensation and Benefits Committee had one meeting. The members of the Compensation and Benefits Committee are Messrs. Benton, Clemmons and Creel.

         Article II, Section 14 of the Corporation's Bylaws provides that the Board of Directors shall act as a nominating committee for selecting the nominees for election as directors. Such section of the Bylaws also provides as follows: "No nominations for directors except those made by the nominating committee shall be voted upon at the annual meeting unless other nominations by Shareholders are made in writing and delivered to the Secretary of the Corporation in accordance with the provisions of the Corporation's Certificate of Incorporation." The Board of Directors of the Corporation held one meeting in its capacity as the nominating committee during the fiscal year ended September 30, 1999.

--------------------------------------------------------------------------------
                             DIRECTORS' COMPENSATION
--------------------------------------------------------------------------------

         Members of the Board of Directors of Coastal Federal receive a fee of $12,000 annually except for the Chairman of the Board who receives $19,500 annually. Members of the Board of Directors of Coastal Financial receive $2,500 annually. Directors who are members of the Bank's Executive Committee, which meets on an as-needed basis, are not compensated. Non-Associate directors who are members of the Bank's Loan Committee receive $50 per committee meeting. Total fees paid to Directors of Coastal Financial Corporation and its subsidiaries during the fiscal year ended September 30, 1999 were $148,750.

         1996 Directors Performance Plan. At the 1996 Annual Meeting, the Corporation's Shareholders approved the 1996 Directors Performance Plan (the "Plan"). All Directors participate in the Plan. Shares are allocated based upon the Company's return on equity. For the fiscal year, ended September 30, 1998, the Company's return on equity was 19.52%. 3,191 shares were granted to each Director on January 25, 1999.

--------------------------------------------------------------------------------
                             EXECUTIVE COMPENSATION
--------------------------------------------------------------------------------

Summary Compensation Table

         The following Summary Compensation Table sets forth certain information concerning compensation to all executive officers whose total annual salary and bonus for 1999 exceeded $100,000.

                               SUMMARY COMPENSATION TABLE (1)


                                         Annual Compensation
                                                                    Long-Term
                                                                  Compensation
                                                                      Awards
                                                                     Securities             All Other
      Name and       Year      Salary      Bonus    Other Annual    Underlying           Compensation
     Principal                ($)(1)(2)    ($)(3)   Compensation     Options/                ($)(5)
      Position                                          ($)(4)         (#)
      --------       ----      -------    -------       ------       ------                   -----
 Michael C. Gerald   1999      185,000    135,899       17,000       17,191                   8,202
 President, Chief    1998      165,000    121,275       16,100       17,555                   7,719
Executive Officer    1997      150,000    101,250       13,600       12,079                   8,619
    &Director


 Jerry L. Rexroad,   1999      145,600    100,198        5,250       12,667                  10,234
   Executive Vice    1998      140,000    105,400        4,100       14,222                   7,701
 President & Chief   1997      125,000     86,750        4,200       10,413                   9,092
 Financial Officer


Phillip G. Stalvey,  1999      131,250     91,875        1,850       12,667                   9,321
   Executive Vice    1998      125,000     95,875        2,600       14,222                   8,138
     President       1997       95,000     69,350        2,000       10,413                   7,731


  Jimmy R. Graham,   1999      110,000     79,550          100       10,000                   9,011
   Executive Vice    1998       90,000     66,900          100       14,222                   7,369
     President       1997       85,000     63,550          200       10,413                   7,988


  Steven J. Sherry   1999      120,000     85,350            -        7,500                  17,759
   Executive Vice    1998      120,000     25,000            -          -                         -
     President       1997            -          -            -          -                         -
                                                                                                  -

--------------
(1)  All compensation, including fringe benefits, are paid by the Bank.
(2) Does not include amounts payable pursuant to an employment agreement in event of a "change in control" of the Corporation. See "Employment Agreements."

(3) Reflects bonuses awarded for the fiscal year which were paid in subsequent fiscal year.
(4) Reflects directors' fees received during the fiscal year for service on the Board of Directors of the Corporation and/or its Subsidiaries. Does not include perquisites which did not exceed, in the aggregate, the lesser of $50,000 or 10% of salary and bonus.
(5) Includes employer contributions to the 401K Profit Sharing Plan & Trust of Coastal Financial Corporation. Also includes amounts paid for unused vacation in accordance with the Corporation's Compensation plan to all Associates and $14,145.00 reimbursement for moving expenses for Steve Sherry.
                                       6

                               Option Grants Table

The following table sets forth the incentive stock options granted under the 1990 Stock Option and Incentive Plan to the individuals named in the Summary Compensation Table during the fiscal year ended September 30, 1999. Also listed are the hypothetical gains or "options spreads" that would exist for the respective options. These gains are based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the options were granted over the full option term.

                                INDIVIDUAL GRANTS
                                       Percentage of                                 Potential Realizable Value
                         Number of         Total                                       at Assumed Annual Rates
                         Securities      Options/                                    of Stock Price Appreciation
                         Underlying                                                      For Option Term (1)
                          Options/      Granted to
                                        Associates     Exercise or
                          Granted        In Fiscal     Base Price     Expiration
                                                        Per Share
        Name                (#)            Year          ($/Sh)          Date          5% ($)         10% ($)
        ----              ------         -----           -----          ----         -------         -------
Michael C.  Gerald        14,000         12.75%          18.00          2008         158,481         401,623

Jimmy R. Graham           10,000          9.11%          18.00          2008         113,201         286,873

Jerry L. Rexroad          12,667         11.54%          18.00          2008         143,391         363,382

Phillip G. Stalvey        12,667         11.54%          18.00          2008         143,391         363,382

Steven J. Sherry           7,500          6.83%          24.75          2008         116,738         295,838

------------
(1) These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises depend on the future performance of Coastal Financial's Common Stock and stock market conditions. There can be no assurance that the amounts reflected in this table will be achieved.

Option Exercise Table

The following table shows stock option exercises by the individuals named in the Summary Compensation Table during the fiscal year ended September 30, 1999. In addition, this table includes the number of shares covered by both exercisable and non-exercisable options as of September 30, 1999. Also reported are the values for "in-the-money" options, which represent the positive spread between the exercise price of any such existing options and the year-end price of Coastal Financial Corporation Common Stock.

                                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                                                                            Dollar Value of
                                                                     Number of                Unexercised
                                                                    Unexercised              In-the-Money
                          Number of                                 Options at               Options at
                            Shares                                    FY-End                   FY-End
                          Acquired              Dollar
                              on                 Value              Exercisable/             Exercisable/
        Name               Exercise            Realized            Unexercisable             Unexercisable
        ----               --------            --------            -------------             -------------

Michael C. Gerald           107,165            1,899,663              45,736/32,893            181,790/61,157

Jimmy R. Graham              34,593              599,800              25,079/26,914             96,745/41,259

Jerry L. Rexroad              7,279               71,481              47,278/37,953           273,783/112,853

Phillip G. Stalvey            7,022               63,218              25,612/29,048             96,745/41,259

Steven J. Sherry                 -0-                 -0-                1,500/6,000                   -0-/-0-

-------------

Pension Plan Table

         The following table indicates the annual retirement benefit that would be payable under the Retirement Plan (as discussed herein) upon retirement at age 65 to a participant electing to receive his or her retirement benefit in the standard form of benefit, assuming various specified levels of Retirement Plan compensation and various specified years of credited service.


                                            PENSION PLAN TABLE

     Highest Five Year          10 Years            20 Years              30 Years              40 Years
         Average                Benefit              Benefit               Benefit               Benefit
      Compensation              Service              Service               Service               Service
      ------------              -------              -------               -------               -------
       $   50,000               $ 7,500             $ 15,000             $ 22,500              $ 30,000

          100,000                15,000               30,000               45,000                60,000

          150,000                22,500               45,000               67,500                90,000

          200,000                30,000               60,000               90,000               120,000

          250,000                37,500               75,000              112,500               130,000 *

* For calendar year 2000, the maximum retirement benefit permitted under the Internal Revenue Code of 1986, as amended ("Code") will be $130,000. This amount is subject to future adjustment by the Internal Revenue Service.

          The Revenue Reconciliation Act of 1993 reduced the amount of an Associate's compensation that may be taken into account for qualified retirement plan purposes. For the 2000 plan year a qualified retirement plan can only take into account $170,000 of compensation.

          The Bank maintains a noncontributory defined benefit pension plan for the benefit of all Associates who have completed at least one year of service and attained age 21. Benefits under the plan are based on length of service and salary, which is defined to include a participant's total taxable compensation as reported to the Internal Revenue Service on Form W-2. Participants are 100% percent vested in their accrued benefits after five years of service.

          At the normal retirement age under the plan, age 65, a participant would receive an annual benefit equal to 1.5% times the participant's years of credited service times the average of the participant's highest five years' compensation. The normal form of benefit under the plan is a monthly annuity payable for the life of the participant with a death benefit payable at the participant's death. Optional forms of benefit include a lump sum payment and various alternative annuity payments. The plan also provides for proportionately reduced benefits in the event of a participant's early retirement prior to attaining age 65. Benefits under the plan are not subject to reduction from Social Security or other offset amounts. At September 30, 1999, Messrs. Gerald, Stalvey, Graham, Rexroad and Sherry had 24 years 7 months, 16 years 9 months, 21 years 6 months, 3 years 5 months, and no years 4 months, respectively, of credited service under the Plan.

Employment Agreements

         Coastal Federal entered into an employment agreement with Mr. Gerald upon the completion of the Bank's conversion from mutual to stock form. Effective September 30, 1999, such employment agreement has an initial term of three years and provides for an annual base salary of $200,000 subject to annual adjustment by the Board of Directors. Additionally, on each anniversary of the commencement date of the agreement, the term of such agreement is extended for an additional year unless a notice is received from either the Bank or Mr. Gerald and subject to the review and approval of the Board of Directors. The agreement also provides for severance payments if employment is terminated following a change of control. These payments, which will be made promptly after any change of control, will be equal to 2.99 times the average annual compensation paid to Mr. Gerald during the five years immediately preceding the change in control.

         Coastal Federal entered into an employment agreement with Mr. Rexroad effective March 21, 1995. Effective September 30, 1999, such employment agreement has an initial term of three years and provides for an annual base salary of $156,000 subject to annual adjustment by the Board of Directors. Additionally, on each anniversary of the commencement date of the agreement, the term of such agreement is extended for an additional year unless a notice is received from either the Bank or Mr. Rexroad and subject to the review and approval of the Board of Directors. The agreement also provides for severance payments if employment is terminated following a change of control. These payments, which will be made promptly after any change of control, will be equal to 2.99 times the average annual compensation paid to Mr. Rexroad during the five years immediately preceding the change in control.

         Coastal Federal entered into an employment agreement with Mr. Stalvey effective October 21, 1997. Such employment agreement has an initial term of three years and provides for an annual base salary of $140,000 subject to annual adjustment by the Board of Directors. Additionally, on each anniversary of the commencement date of the agreement, the term of such agreement is extended for an additional year unless a notice is received from either the Bank or Mr. Stalvey and subject to the review and approval of the Board of Directors. The agreement also provides for severance payments if employment is terminated following a change of control. These payments, which will be made promptly after any change of control, will be equal to 2.99 times the average annual compensation paid to Mr. Stalvey during the five years immediately preceding the change in control.

         Coastal Federal entered into an employment agreement with Mr. Graham effective October 27, 1998. Such employment agreement has an initial term of one year and provides for an annual base salary of $115,500. Additionally, on each anniversary of the commencement date of the agreement, the term of such agreement is extended for an additional year unless a notice is received from either the Bank or Mr. Graham and subject to the review and approval of the Board of Directors. The agreement also provides for severance payments if employment is terminated following a change of control. These payments, which will be made promptly after any change of control, will be equal to 1.00 times the average annual compensation paid to Mr. Graham during the five years immediately preceding the change in control.

         Coastal Federal entered into an employment agreement with Mr. Sherry effective October 27, 1998. Such employment agreement has an initial term of one year and provides for an annual base salary of $127,000. Additionally, on each anniversary of the commencement date of the agreement, the term of such agreement is extended for an additional year unless a notice is received from either the Bank or Mr. Sherry and subject to the review and approval of the Board of Directors. The agreement also provides for severance payments if employment is terminated following a change of control. These payments, which will be made promptly after any change of control, will be equal to 1.00 times the average annual compensation paid to Mr. Sherry during the five years immediately preceding the change in control.

         The term "control" is defined in the agreement described above as, among other things, any time during the period of employment when a change of control is deemed to have occurred under regulations of the Office of Thrift Supervision ("OTS") or a change in the composition of more than a majority of the Board of Directors of the Corporation. Based upon the compensation levels of Messrs. Gerald, Rexroad, Stalvey, Graham and Sherry, the aggregate payment which would have been payable under the terms of the agreement had a change in control occurred on September 30, 1999 was approximately $753,000, $558,000, $513,000, $146,000 and $210,000 respectively.

         Notwithstanding anything to the contrary set forth in any of the Corporation's previous filings under the Securities Act of 1933, as amended, or the 1934 Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the following Report of the Compensation and Benefits Committee and Performance Graph shall not be incorporated by reference into any such filings.

         Report of the Compensation and Benefits Committee. The Compensation and Benefits Committee of the Board of Directors of the Corporation is responsible for establishing, implementing and monitoring all compensation policies of the Corporation and its primary operating subsidiary, Coastal Federal. The Committee is also responsible for evaluating the performance of the Chief Executive Officer of the Corporation and recommending appropriate compensation levels. The Chief Executive Officer evaluates the performance of executive officers of the Corporation and recommends individual compensation levels to the Compensation and Benefits Committee.

         The Compensation and Benefits Committee believes that a compensation plan for executive officers should take into account management skills, long-term performance results and Shareholder returns. Compensation policies must be maintained to promote: 1) the attraction and retention of highly qualified executives; 2) motivation of executives that is related to the performance of the individual and the Corporation; 3) current and long-term performance; and 4) a financial interest in the success of the Corporation similar to the interest of its Shareholders.

         The Corporation's current compensation plan involves a combination of salary and bonus to reward short-term performance and grants of stock options to encourage long-term performance. The salary levels of the executive officers are designed to be competitive within the financial services industry. Compensation surveys are utilized to determine appropriate salary adjustments. A 401(k) plan, in which all executive officers and Associates of Coastal Financial may participate, has been designed to align their interests with those of the
Shareholders of the Corporation. Matching contributions to the 401(k) plan are paid based upon the attainment of established levels of Return on Average Shareholders' Equity ("Return on Equity"). The Corporation's Executive Bonus Plan provides for the payment of a bonus on a graduated scale if the Corporation's consolidated Return on Average Equity equals or exceeds 15.0%. excluding any non-recurring items as determined by the Corporation's Board of Directors. The Corporation's Return on Equity in fiscal 1999 was 19.36%. This compares to a Return on Equity in fiscal 1998 of 19.52%. The Executive Bonus Plan escalates upon the attainment of higher levels of Return on Equity. Stock options are the Corporation's primary long-term compensation program designed to reward executive performance consistent with performance that benefits Shareholders. Awards of stock options are intended to provide executives with increased motivation and incentive to exert their best efforts on behalf of the Corporation by enlarging their personal stake in its success through the opportunity to increase their stock ownership in the Corporation. Options issued to executives are at a price equal to the closing price of the Corporation's stock on the date of grant in order to ensure that any value derived from the grant is realized by Shareholders generally. The amount of options granted to an Executive Officer is based upon the Corporation's performance, the officer's performance and relative responsibilities within the Corporation. Options generally vest over a period of five years.

         During the fiscal year ended September 30, 1999, the base compensation of Michael C. Gerald, President and Chief Executive Officer of the Corporation was $185,000. For fiscal 2000 Mr. Gerald's base compensation was increased to $200,000.

         Based upon the factors discussed above, the Compensation and Benefits Committee continues to believe that Mr. Gerald's compensation package as Chief Executive Officer and President of the Corporation appropriately reflects the Company's short term and long term performance goals.

The Compensation and                  James C. Benton         J. T. Clemmons
Benefits Committee                    James P. Creel

         Compensation Committee Interlocks and Insider Participation. There are no interlocks or insider participation with respect to the Compensation and Benefits Committee of the Board of Directors of the Corporation.

         Performance Graph. The following graph compares the Corporation's cumulative Shareholder return on its Common Stock with the return on the Nasdaq Composite Index and a peer group, the Nasdaq's Bank Index. Total return assumes the reinvestment of all dividends.


                 [GRAPHIC-GRAPH PLOTTED TO POINTS LISTED BELOW]


                                   9/30/1994   9/30/1995   9/30/1996   9/30/1997   9/30/1998  9/30/1999
                                   ---------   ---------   ---------   ---------   ---------  ---------
Corporation                          100.00      100.41     157.71      253.80      251.89     207.70
NASDAQ Bank Index                    100.00      126.13     161.00      268.20      266.06     283.40
NASDAQ Composite Index               100.00      138.07     163.84      224.97      228.77     371.52


              PROPOSAL II -- RATIFICATION OF 2000 STOCK OPTION PLAN

General

         On November 24, 1999, the Board of Directors of the Company adopted, subject to stockholder approval, the Coastal Financial Corporation 2000 Stock Option Plan ("Plan").

         The Company currently maintains the 1990 Stock Option Plan which provided for the grant of 525,000 options to directors and Associates of the Company and its affiliates. The granting of stock options has been an effective way for the Company to reward its current directors and Associates and attract and retain key personnel who provide services to the Company and its affiliates. The Company wishes to continue its stock option program, however, the 1990 Stock Option Plan has only a limited number of shares of Common Stock remaining for future stock option grants. Therefore, the Board of Directors has adopted the Plan, subject to stockholder approval, to continue the Company's program of rewarding and motivating directors and Associates of the Company with stock options.

         The following summary is a brief description of the material features of the Plan. This summary is qualified in its entirety by reference to the Plan, a copy of which is attached as Exhibit A.

Summary of the Plan

         Type of Stock Option Grants. The Plan provides for the grant of incentive stock options ("ISOs"), within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended ("Code"), and Non-Qualified Stock Options ("NQSOs"), which do not satisfy the requirements for ISO treatment.

         Administration. The Plan is administered by a committee of the Company's Board of Directors. Subject to the terms of the Plan and resolutions of the Board, the committee interprets the Plan and is authorized to make all determinations and decisions thereunder. The committee also determines the participants to whom stock options will be granted, the type and amount of stock options that will be granted and the terms and conditions applicable to such grants.

         Participants. All directors and Associates of the Company and its subsidiaries are eligible to participate in the Plan.

         Number of Shares of Common Stock Available. On the date the Board of Directors adopted the Plan, the Company reserved 525,000 shares of Common Stock (subject to adjustment as provided for in the Plan) for issuance under the Plan in connection with the exercise of options. Shares of Common Stock to be issued under the Plan may be either authorized but unissued shares, or reacquired shares held by the Company in its treasury. Any shares subject to an award which expires or is terminated unexercised will again be available for issuance under the Plan.

         Stock Option Grants. The exercise price of each ISO or NQSO will not be less than the fair market value of a Common Stock on the date the ISO or NQSO is granted. The aggregate fair market value of the shares for which ISOs granted to any employee under the Plan or any other stock option plans of the Company may be exercisable for the first time by such employee during any calendar year (under all stock option plans of the Company and its subsidiaries) may not exceed $100,000.

         Options may be exercised in whole or in part. The exercise price of an option may be paid in Common Stock, by the surrender of all or part of the option being exercised, cash or a cash equivalent acceptable to the Company.

         Under the Plan, the Board may permit participants to transfer options to eligible transferees (as such eligibility is determined by the Board). Each option may be exercised during the holder's lifetime, and after death only by the holder's beneficiary or, absent a beneficiary, by the estate or by a person who acquired the right to exercise the option by will or the laws of descent and distribution. Options may become exercisable in full at the time of grant or at such other times and in such installments as the Board determines or as may be specified in the Plan. Options may be exercised during periods before and after the participant terminates employment, as the case may be, to the extent authorized by the Board or specified in the Plan. However, no option may be exercised after the tenth anniversary of the date the option was granted. The Board may, at any time and without additional consideration, accelerate the date on which an option becomes exercisable.

         Effect of a Change in Control. In the event of a change in control (as defined in the Plan) of the Company, each outstanding stock option grant will become fully vested and immediately exercisable. In addition, in the event of a change in control, the Plan provides for the cash settlement of any outstanding stock option if provision is not made for the assumption of the options in connection with the change in control.

         Term of the Plan. The Plan was effective on November 24, 1999, subject to approval by the stockholders of the Company. The Plan will expire on the tenth anniversary of the effective date, unless terminated sooner by the Board.

         Amendment of the Plan. The Plan allows the Board to amend the Plan without stockholder approval unless such approval is required to comply with a tax law or regulatory requirement.

         Certain Federal Income Tax Consequences. The following brief description of the tax consequences of stock option grants under the Plan is based on federal income tax laws currently in effect and does not purport to be a complete description of such federal income tax consequences.

         There are no federal income tax consequences either to the optionee or to the Company upon the grant of an ISO or an NQSO. On the exercise of an ISO during employment or within three months thereafter, the optionee will not recognize any income and the Company will not be entitled to a deduction, although the excess of the fair market value of the shares on the date of exercise over the option price is included in the optionee's alternative minimum taxable income, which may give rise to alternative minimum tax liability for the optionee. Generally, if the optionee disposes of shares acquired upon exercise of an ISO within two years of the date of grant or one year of the date of exercise, the optionee will recognize ordinary income, and Company will be entitled to a deduction, equal to the excess of the fair market value of the shares on the date of exercise over the option price (limited generally to the gain on the sale). The balance of any gain or loss will be treated as a capital gain or loss to the optionee. If the shares are disposed of after the two year and one year periods mentioned above, the Company will not be entitled to any deduction, and the entire gain or loss for the optionee will be treated as a capital gain or loss.

         On exercise of an NQSO, the excess of the date-of-exercise fair market value of the shares acquired over the option price will generally be taxable to the optionee as ordinary income and deductible by the Company, provided the Company properly withholds taxes in respect of the exercise. This disposition of shares acquired upon the exercise of a NQSO will generally result in a capital gain or loss for the optionee, but will have no tax consequences for the Company.

New Plan Benefits

         While it is anticipated that awards under the Plan will be made following the Annual Meeting, the Board has made no specific determination regarding the size or terms of awards.

Board of Directors Recommendation

         The Board of Directors recommends a vote "FOR" the adoption of the Plan attached as Exhibit A.


--------------------------------------------------------------------------------
                          TRANSACTIONS WITH MANAGEMENT
--------------------------------------------------------------------------------

         Federal regulations require that all loans or extensions of credit to executive officers and directors of insured financial institutions must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, except for loans made under programs generally available to all employees, and must not involve more than the normal risk of repayment or present other unfavorable features. Coastal Federal, therefore, is prohibited from making any new loans or extensions of credit to executive officers and directors at different rates or terms than those offered to the general public, except for loans made pursuant to programs generally available to all employees, and has adopted a policy to this effect. In addition, loans made to a director or executive officer in an amount that, when aggregated with the amount of all other loans to such person and his or her related interests, are in excess of the greater of $25,000 or 5% of the institution's capital and surplus (up to a maximum of $500,000) must be approved in advance by a majority of the disinterested members of the Board of Directors. At September 30, 1999, Coastal Federal had $3,798,000 outstanding in loans to executive officers and directors.

         Director James H. Dusenbury is a partner in the law firm of Dusenbury Law Firm located in Myrtle Beach, South Carolina. Mr. Dusenbury serves as the Bank's General Counsel. During the year ended September 30, 1999, Dusenbury Law Firm received approximately $21,563 in legal fees for legal services rendered to the Bank.


--------------------------------------------------------------------------------
                                  OTHER MATTERS
--------------------------------------------------------------------------------

         The Board of Directors of the Corporation is not aware of any business to come before the Meeting other than those matters described in this Proxy Statement. However, if any other matters should properly come before the Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

The cost of solicitation of proxies will be borne by the Corporation. In addition to solicitations by mail, directors, officers and Associates of the Corporation may solicit proxies personally or by telephone without additional compensation.

--------------------------------------------------------------------------------
                                  MISCELLANEOUS
--------------------------------------------------------------------------------

                  The Corporation's 1999 Annual Report to Shareholders, including consolidated financial statements, has been mailed to all Shareholders of record as of the close of business on November 30, 1998. Any Shareholder who has not received a copy of such Annual Report may obtain a copy by writing to the Secretary of the Corporation. Such Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated herein by reference.

--------------------------------------------------------------------------------
                             SHAREHOLDERS PROPOSALS
--------------------------------------------------------------------------------

         In order to be eligible for inclusion in the Corporation's proxy materials for next year's Annual Meeting of Shareholders, which is tentatively scheduled for January 22, 2001, any Shareholder proposal to take action at such meeting must be received at the Corporation's main office at 2619 Oak Street, Myrtle Beach, South Carolina, no later than August 11, 2000. If next years annual meeting is held on a date more than 30 calendar days from January 24, 2001, a stockholder proposal must be received by a reasonable time before the proxy solicitation for such annual meeting is made. Any such proposals shall be subject to the requirements of the proxy solicitation rules adopted under the 1934 Act, as amended. Article II, Section 15 further provides that any new business to be taken up at the annual meeting shall be stated in writing and filed with the Secretary of the Corporation in accordance with the provisions of the Corporation's Certificate of Incorporation. Article XI of the Certificate of Incorporation provides that notice of a Shareholder's intent to make a nomination or present new business at the meeting ("Shareholder notice") must be given not less than thirty days nor more than sixty days prior to any such meeting; provided however, that if less than thirty-one days' notice of the meeting is given to Shareholders by the Corporation, a Shareholder's notice shall be delivered or mailed, as prescribed, to the Secretary of the Corporation not later than the close of the tenth day following the day on which notice is mailed to Shareholders. If properly made, such nominations shall be considered by Shareholders at such meeting.


                           BY ORDER OF THE BOARD OF DIRECTORS

                           SUSAN J. COOKE
                           --------------
                           /s/SUSAN J. COOKE
                           SECRETARY




Myrtle Beach, South Carolina
December 20, 1999

--------------------------------------------------------------------------------
                                    FORM 10-K
A COPY OF THE FORM 10-K AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT CHARGE TO SHAREHOLDERS AS OF THE RECORD DATE UPON WRITTEN REQUEST TO SUSAN J. COOKE, SECRETARY, COASTAL FINANCIAL CORPORATION, 2619 OAK STREET, MYRTLE BEACH, SOUTH CAROLINA 29577-3129.
--------------------------------------------------------------------------------

Exhibit A

                          COASTAL FINANCIAL CORPORATION

                             2000 STOCK OPTION PLAN

1.  Purpose of the Plan

     The Coastal  Financial  Corporation  2000 Stock Option Plan (the "Plan") is
     intended to provide additional incentive to certain directors and Associates of Coastal Financial Corporation (the "Company"), a Delaware corporation, and its subsidiaries or other affiliates (including Coastal Federal Savings Bank), by encouraging them to acquire shares of common stock of the Company (the "Stock") through options to purchase Stock granted pursuant to the Plan ("Options"), thereby increasing each participant's proprietary interest in the business of the Company and providing them with an increased personal interest in the continued success and progress of the Company, the result of which will promote both the interests of the Company and its Shareholders. For purposes of the Plan, "Associate" shall mean an employee of the Company or its subsidiaries or other affiliates.

         Options granted under the Plan will be either options intended to qualify as incentive stock options ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or non-qualified options ("NQOs"). Each director or Associate granted an Option (an "Optionee") shall enter into an agreement with the Company (the "Option Agreement") setting forth the terms and conditions of the Option, as determined in accordance with this Plan.

2.  Administration of Plan

         This Plan shall be administered by a committee of the Board of Directors of the Company (the "Committee"), to be composed of two (2) or more members of the Board of Directors of the Company who shall be appointed from time to time by the Board of Directors. The Committee shall have the sole and absolute power:

         a. subject to the provisions of the Plan, to determine the terms and conditions of all Options; to construe and interpret the Plan and Options granted under it; to determine the time or times an Option may be exercised, the number of shares as to which an Option may be exercised at any one time, and when an Option may terminate; to establish, amend and revoke rules and regulations relating to the Plan and its administration; and to correct any defect, supply any omission, or reconcile any inconsistency in the Plan, or in any Option Agreement, in a manner and to the extent it shall deem necessary, all of which determinations and interpretations made by the Committee shall be conclusive and binding on all Optionees, any other holders of Options and on their legal representatives and beneficiaries;

         b. to determine all questions of policy and expediency that may arise in the administration of the Plan and generally exercise such powers and perform such acts as are deemed necessary or expedient to promote the best interests of the Company; and

         c. except to the extent prohibited by, or impermissible in order to obtain treatment desired by the Committee under, applicable law or rule, to allocate or delegate all or any portion of its powers and responsibilities to any one or more of its members or to any person(s) selected by it, subject to revocation or modification by the Committee of such allocation or delegation.

3.  Shares Subject to the Plan

         Subject to the provisions of paragraph 13 below, the Stock which may be issued pursuant to Options granted under the Plan shall not exceed in the aggregate Five Hundred Thousand (525,000) shares. If any Options granted under the Plan terminate, expire or are surrendered without having been exercised in full, the number of shares of Stock not purchased under such Options shall be available again for the purpose of the Plan.

4.  Persons Eligible for Options

         a. All directors and Associates of the Company shall be eligible to receive Options under the Plan. The Committee shall determine the persons to whom Options shall be granted, the time or times such Options shall be granted, the type of Option to be granted, the number of shares to be subject to each Option and the times when each Option may be exercised. An Optionee, if he or she is otherwise eligible, may be granted additional Options. An Associate may be granted ISOs or NQOs or both under the Plan. Directors may only be granted NQOs under the Plan.

         b. With respect to the granting of ISOs only, no Option granted to an Associate shall be treated as an ISO if the aggregate Fair Market Value Per Share (as defined below), determined by the Committee at the time an ISO is granted, of the Stock with respect to which the ISO and previously granted ISOs are exercisable for the first time by such employee during any calendar year (under all such plans of the Company) exceeds $100,000.00 or such other amount as may be specified in Section 422(d) of the Code. To the extent that any Options granted to an Associate fails to comply with the limitations set forth in this subparagraph, such Options shall be treated as NQOs.

5.  Purchase Price

         The purchase price of each share of Stock covered by each ISO or NQO shall not be less than one hundred percent (100%) of the Fair Market Value Per Share (as defined below) of the Stock on the date the ISO or NQO is granted; provided, however, if when an ISO is granted the Optionee receiving the ISO owns or will be considered to own by reason of Section 424(d) of the Code more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, the purchase price of the Stock covered by such ISO shall not be less than one hundred and ten percent (110%) of the Fair Market Value Per Share of the Stock on the date the ISO is granted.

         For purposes of the Plan, "Fair Market Value Per Share" of the Stock shall mean the following on any date on which a determination is necessary under the Plan: (i) if the Stock is not publicly traded, the amount determined by the Committee in good faith; (ii) if the Stock is traded only otherwise than on a securities exchange and is not reported on The Nasdaq National Market ("Nasdaq"), the closing quoted selling price of the Stock as quoted in "pink sheets" published by the National Daily Quotation Bureau; (iii) if the Stock is traded only otherwise than on a securities exchange and is reported on Nasdaq, the closing Nasdaq reported sales price of the Stock, as reported in the Wall Street Journal; or (iv) if the Stock is admitted to trading on a securities exchange, the closing quoted selling price of the Stock, as reported in the Wall Street Journal.

6.  Duration of Options

         a.       Non-Qualified Options

                  Termination of Employment or Service (General). Unless otherwise determined by the Committee, upon the termination of an Optionee's employment or other service for any reason other than retirement, disability or death, or Termination for Cause, the Optionee may exercise only those NQOs that were immediately exercisable by the Optionee at the date of such termination and only for a period of three
         (3) months following the date of such termination.

                  Termination of Employment or Service (Retirement). Unless otherwise determined by the Committee, in the event of an Optionee's retirement (as defined in the Optionee's Award Agreement), the Optionee may exercise only those NQOs that were immediately exercisable by the Optionee at the date of retirement and only for a period of one (1) year following the date of retirement.

                  Termination of Employment or Service (Disability or Death). Unless otherwise determined by the Committee, in the event of the termination of an Optionee's employment or other service due to disability or death, all NQOs held by such Optionee shall immediately become exercisable and remain exercisable for a period two (2) years following the date of such termination. Following termination by reason of the Optionee's disability or death, such NQOs shall be exercisable by the Optionee or his legal representative or beneficiaries. For purposes of this Plan, "disability" shall have the meaning set forth in
         Section 22(e)(3) of the Code.

                  Termination of Employment or Service (Termination for Cause). In the event of an Optionee's Termination for Cause, all rights with respect to the Optionee's NQOs, whether or not exercisable, shall expire immediately upon the effective date of such Termination for Cause. For purposes of this Plan, "Termination for Cause" shall include termination because of an Optionee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar infractions).

         b.       Incentive Stock Options

                  Termination of Employment or Service (General). Unless otherwise determined by the Committee, upon the termination of an Optionee's employment or other service for any reason other than retirement, disability or death, or Termination for Cause, the Optionee may exercise only those ISOs that were immediately exercisable by the Optionee at the date of such termination and only for a period of three
         (3) months following the date of such termination.

                  Termination of Employment (Retirement). Unless otherwise determined by the Committee, in the event of an Optionee's retirement (as defined in the Optionee's Award Agreement), the Participant may exercise only those ISOs that were immediately exercisable by the Optionee at the date of retirement and only for a period of one (1) year following the date of termination of employment. Any Option originally designated as an ISO shall be treated as an NQO to the extent the Optionee exercises such Option more than three (3) months following the Date of the Optionee's cessation of employment.

                  Termination of Employment (Disability or Death). Unless otherwise determined by the Committee, in the event of the termination of an Optionee's employment or other service due to disability or death, all ISOs held by such Optionee shall immediately become exercisable and remain exercisable for a period of one (1) year following the date of such termination. Following termination by reason of the Optionee's disability or death, such ISOs shall be exercisable by the Optionee or his legal representative or beneficiaries.

                  Termination of Employment (Termination for Cause). In the event of an Optionee's Termination for Cause, all rights under such Optionee's ISOs, whether or not exercisable, shall expire immediately upon the effective date of such Termination for Cause.

7.  Exercise of Options

         An Option may be exercisable in installments or otherwise upon such terms as the Committee shall determine when the Option is granted. As a condition of the exercise, in whole or in part, of any Option, the Committee may require the Optionee to pay, in addition to the purchase price of the Stock covered by the Option, an amount equal to any Federal, state, and local taxes that may be required to be withheld in connection with the exercise of such Option. Notwithstanding the foregoing, the Committee may authorize the Company's officers to establish procedures for the satisfaction of an Optionee's withholding tax liability incurred upon exercise of an Option by enabling the Optionee to authorize the Company to retain from the total number of shares to be issued pursuant to such Option exercise that number of shares (based on the then Fair Market Value Per Share as determined by the Committee) that will satisfy the withholding tax due.

8.  Method of Exercise

         a. When the right to purchase shares accrues, Options may be exercised by giving written notice to the Company stating the number of shares for which the Option is being exercised, accompanied by payment in full by cash, or its equivalent, acceptable to the Company, of the purchase price for the shares being purchased and, if applicable, any Federal, state or local taxes required to be withheld in accordance with the provisions of paragraph 7 above. Such additional or different procedures or requirements for the exercise of Options may be established from time to time by or as directed by the Committee.

         b. In the Committee's discretion, payment of the purchase price for the shares may be made in whole or in part with other shares of Stock of the Company which are free and clear of all liens and encumbrances. The value of the shares of Stock tendered in payment for the shares being purchased shall be the Fair Market Value Per Share on the date of the Optionee's notice of exercise.

         c. Notwithstanding the foregoing, the Company shall have the right to postpone the time of delivery of the shares for such period as may be required for the Company, with reasonable diligence, to comply with any applicable listing requirements of any national securities exchange or Nasdaq or any Federal, state, local or foreign law. If the Optionee, or other person entitled to exercise the Option, fails to timely accept delivery of and pay for the shares specified in such notice, the Committee shall have the right to terminate the Option with respect to such shares.

9.  Transferability of Options

         Except as otherwise provided by this paragraph 9, no Option granted under the Plan shall be assignable or transferable by the Optionee, either voluntarily or by operation of law, other than by will or the laws of descent and distribution, and, during the lifetime of the Optionee, shall be exercisable only by the Optionee. The Committee shall have discretionary authority to permit the transfer of any NQO to members of an Optionee's immediate family, including trusts for the benefit of such family members and partnerships in which such family members are the only partners; provided, however, that a transferred NQO may be exercised by the transferee on any date only to the extent that the Optionee would have been entitled to exercise the NQO on such date had the NQO not been transferred. Any transferred NQO shall remain subject to the terms and conditions of the Optionee's Option Agreement.

10.  Continuance of Employment

         Nothing contained in the Plan or in any Option granted under the Plan shall confer upon any Optionee any rights with respect to the continuation of employment by the Company or interfere in any way with the right of the Company (subject to the terms of any separate employment agreement to the contrary) at any time to terminate such employment or to increase or decrease the compensation of the Optionee from the rate in existence at the time of the granting of any Option.

11.  Restrictions on Shares

         If the Company shall be advised by counsel that certain requirements under the Federal or state securities laws must be met before Stock may be issued under this Plan, the Company shall notify all persons who have been issued Options, and the Company shall have no liability for failure to issue Stock under any exercise of Options because of delay while such requirements are being met or the inability of the Company to comply with such requirements.

12.  Privilege of Stock Ownership

         No person entitled to exercise any Option granted under the Plan shall have the rights or privileges of a Shareholder of the Company for any shares of Stock issuable upon exercise of such Option until such person has become the holder of record of such shares. No adjustment shall be made for dividends or other rights for which the record date is prior to the date on which such person becomes the holder of record, except as provided in paragraph 13 below.

13.  Adjustment

         a. If the number of outstanding shares of Stock are increased or decreased, or such shares are exchanged for a different number or kind of shares or securities of the Company through reorganization, merger, recapitalization, reclassification, stock dividend, stock split, reverse stock split, combination of shares, or other similar transaction, the aggregate number of shares of Stock subject to the Plan as provided in paragraph 3 above, the maximum number of shares under Options that may be granted to an Optionee during any calendar year specified in paragraph 4(a) above, and the shares subject to issued and outstanding Options under the Plan shall be proportionately adjusted without further action by the Committee. Any such adjustment in an outstanding Option shall be made without change in the aggregate purchase price applicable to the unexercised portion of the Option but with an appropriate adjustment in the price for each share or other unit of any security covered by the Option. In the event that any dividend or other distribution (whether in the form of cash, shares of Stock, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of shares of Stock or other securities of the Company, issuance of warrants or other rights to purchase shares of Stock or other securities of the Company, or other similar transaction or event affects the shares of Stock or other securities or property then covered by Options such that an adjustment other than as provided in the foregoing portion of this subparagraph (a) is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan and Options granted thereunder, then, an equitable adjustment shall be authorized hereunder to (i) the number and kind of shares of stock (or other securities or property) which thereafter may be made the subject of Options, (ii) the number and kind of shares of stock (or other securities or property) subject to outstanding Options, (iii) the purchase price with respect to any outstanding Options, or, if deemed appropriate, make provision for a cash payment to the holders of outstanding Options, and (iv) the aggregate number of shares of Stock or number and kind of other securities or property subject to the Plan and the maximum number of shares or other securities or property under Options that may be granted to an Optionee during any calendar year specified in paragraph 4(a) above. No fractional shares of Stock shall be issued under the Plan or in connection with any such adjustment.

         b. Notwithstanding subparagraph (a) of this paragraph 13, upon a Change in Control of the Company (as defined below), all then outstanding Options shall become one hundred (100) percent vested and exercisable as of the effective date of the Change in Control. If, in connection with or as a consequence of a Change in Control, the Company is merged into or consolidated with another corporation, if the Company becomes a subsidiary of another corporation or if the Company sells or otherwise disposes of substantially all of its assets to another corporation, then unless provisions are made in connection with such transactions for the continuance of the Plan and/or the assumption or substitution of then outstanding Options with new options covering the stock of the successor corporation, or parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices, such Options shall be canceled as of the effective date of the merger, consolidation, or sale and the Participant shall be paid in cash an amount equal to the difference between the Fair Market Value of the Stock subject to the Options on the effective date of such corporate event and the exercise price of the Options. Notwithstanding anything in this paragraph or any Option Agreement to the contrary, in the event that the consummation of a transaction constituting a Change in Control is contingent on using pooling of interests accounting methodology, the Board may, in its discretion, take any action necessary with respect to outstanding Options to preserve the use of pooling of interests accounting.

         c. For purposes of this Plan, a "Change in Control" shall mean an event deemed to occur if and when (a) an offeror other than the Company purchases shares of the stock of the Company pursuant to a tender or exchange offer for such shares, (b) any person (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act) is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding securities, (c) the membership of the board of directors of the Company changes as the result of a contested election, such that individuals who were directors at the beginning of any twenty-four (24) month period (whether commencing before or after the date of adoption of this Plan) do not constitute a majority of the Board at the end of such period, or (d) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Company or similar transaction occurs or is effectuated in which the Company is not the resulting entity; provided, however, that such an event listed above will be deemed to have occurred or to have been effectuated upon the receipt of all required federal regulatory approvals not including the lapse of any statutory waiting periods.

14.  Amendment and Termination of Plan

         a. The Board of Directors of the Company, may, from time to time, suspend or terminate the Plan or amend or revise the terms of the Plan; provided that if and to the extent required by applicable law or rule, any such amendment to the Plan shall be subject to approval by a majority of votes cast at a meeting of Shareholders at which a quorum representing a majority of the Stock is present in person or by proxy or such other vote as may be required by such law or rule.

         b. Except as otherwise provided in the Plan, no amendment, suspension or termination of this Plan shall, without the consent of the Optionee, adversely affect the rights of such Optionee under any Option previously granted to such Optionee under the Plan.

15.  Effective Date of Plan

         The Plan shall become effective upon approval by the Board, subject to Shareholder approval within twelve (12) months of the effective date.

16.  Term of Plan

         This Plan shall terminate on November 24, 2009 and no Option shall be granted pursuant to the Plan after November 24, 2009

                                 REVOCABLE PROXY
                          COASTAL FINANCIAL CORPORATION

    [X]   PLEASE MARK VOTES
          AS IN THIS EXAMPLE

                         ANNUAL MEETING OF SHAREHOLDERS
                                JANUARY 24, 2000

  The undersigned hereby appoints the official proxy committee, consisting of all of the members of the Board of Directors of Coastal Financial Corporation, Myrtle Beach, South Carolina, with full powers of substitution to act as attorneys and proxies for the undersigned, to vote all shares of Common Stock of Coastal Financial Corporation which the undersigned is entitled to vote at the Annual Meeting of Shareholders, to be held at the Myrtle Beach Martinique, 7100
N. Ocean Boulevard, Myrtle Beach, South Carolina, on Monday, January 24, 2000, at 2:00 p.m., Eastern Time, and at any and all adjournments thereof, as indicated to the right:

1. The election as directors of all nominees listed (except as marked to the contrary below):

   For a Three Year Term: G. David Bishop, James T. Clemmons,
                          Frank A. Thompson II


                                     With-         For All
                [   ] For      [   ] hold    [   ] Except


INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.


--------------------------------------------------------------------------------



2. The ratification of the Coastal Financial Corporation 2000 Stock Option Plan.


                [   ] FOR      [   ] AGAINST      [   ] ABSTAIN

3. In their discretion, such other matters that may properly come before the Meeting or any adjournments thereof.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE LISTED PROPOSALS.

  THIS PROXY, PROPERLY SIGNED AND DATED, WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSALS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING. THIS PROXY ALSO CONFERS DISCRETIONARY AUTHORITY ON THE OFFICIAL PROXY COMMITTEE TO VOTE WITH RESPECT TO THE ELECTION OF ANY PERSON AS DIRECTOR WHERE THE NOMINEE IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE, AND MATTERS INCIDENT TO THE CONDUCT OF THE 2000 ANNUAL MEETING.

                        Please be sure to sign below and
                      date this Proxy in the box provided.



                   _________________________________________
                                      Date

                   _________________________________________
                             Stockholder sign above

                   _________________________________________
                         Co-holder (if any) sign above



  Detach above card, sign, date and mail in postage paid envelope provided.

                          COASTAL FINANCIAL CORPORATION

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

  Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary of the Corporation at the Meeting of the Shareholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

  The above signed acknowledges receipt from the Corporation prior to the execution of this proxy, of a notice of the Meeting, a proxy statement dated December 20, 1999 and the 1999 Annual Report to Shareholders.

  Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, only one signature is required, but each holder should sign, if possible.

                               PLEASE ACT PROMPTLY
                     SIGN, DATE & MAIL YOUR PROXY CARD TODAY